Exhibit 99.1
StoneX Completes Acquisition of R.J. O’Brien, Becoming the Largest Non-Bank FCM in the United States and Enhancing Global Multi-Asset Capabilities
The most significant acquisition in StoneX history unites two of the most well-respected names in the futures industry, combining 200+ years of derivatives expertise

NEW YORK, July 31, 2025 -- StoneX Group Inc. (NASDAQ: SNEX) (“StoneX” or the “Company”), today announced the successful completion of its previously announced acquisition of R.J. O’Brien (“RJO”), the oldest independent futures brokerage in the United States. This transformative acquisition makes StoneX the largest non-bank Futures Commission Merchant (“FCM”) in the U.S. and positions the company as a market leader in global derivatives.
Founded in 1914, RJO supports over 75,000 client accounts and serves the industry’s largest global network of approximately 300 introducing brokers (“IBs”), as well as commercial and institutional clients, and individual investors. RJO brings an attractive financial profile to StoneX, having generated $766 million in revenue and approximately $170 million in EBITDA during calendar 2024.
As a combined company, StoneX provides clients with access to nearly every major global derivatives exchange, and offers one of the most comprehensive multi-asset platforms in the industry. RJO’s clients can now access StoneX’s extensive range of markets, products, and services, including an expansive over-the-counter (“OTC”) hedging platform, physical commodity hedging, financing, and logistics services, as well as access to deep liquidity across fixed income products.
Through the integration of the two companies, StoneX has targeted significant revenue synergies via cross-sell opportunities in OTC derivatives, physical commodity trading, and fixed income products. StoneX has also targeted $50 million in expense savings and unlocking at least $50 million in capital synergies through operational consolidation. The acquisition, which expands StoneX’s client float by nearly $6 billion, is expected to enhance StoneX’s margins, return on equity and be accretive to earnings.
“This is a proud moment for both companies. With more than 200 years of combined futures and commodities expertise, we are strengthening StoneX’s role as an integral part of the global financial infrastructure,” said Sean O’Connor, Executive Vice-Chairman of StoneX. “This acquisition creates an unmatched knowledge base and reinforces our position as the counterparty of choice for clients.”
Philip Smith, Chief Executive Officer of StoneX, added: “This transaction significantly expands our scale and increases our capabilities in several critical areas, including through a materially expanded client network and the addition of the leading introducing broker business. The combination of the companies’ leading technologies and tools, such as in OTC hedging, risk management, and trading execution and liquidity across multiple asset classes, will deliver clients important benefits. This transaction adds significant value for our clients and reinforces our ability to deliver across asset classes through every market cycle.”
Gerry Corcoran, Chairman and CEO of RJO, said: “Today marks an exciting milestone as RJO joins StoneX to deliver broader services and greater reach to our clients. We will continue to deliver the same level of outstanding and personalized service we’ve always provided – now on an even larger scale with more extensive resources. We couldn’t be more pleased about the cultural fit and strong client-first approach at StoneX that mirrors RJO’s philosophy.”
Speaking on behalf of the O’Brien family, the majority shareholders in RJO, Board member John O’Brien, Jr. said: “We are incredibly proud of our heritage in the futures industry spanning nearly 111 years, along with the clients we’ve served and the industry we helped grow. We are grateful for the thousands of employees who have met our clients’ needs so faithfully for all these years. And now, as we embark on the next chapter of this amazing story, we are confident that StoneX will carry on the important legacy of both firms while building a leading multi-asset global organization for the future.”

About StoneX Group Inc.
StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner for its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune 50 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ: SNEX), StoneX Group Inc. and its more than 4,700 employees serve more than 54,000 commercial, institutional, and global payments clients, and more than 260,000 self-directed/retail accounts, from more than 80 offices spread across six continents. Further information on the Company is available at www.stonex.com.
About R.J. O’Brien
Founded in 1914, R.J. O’Brien & Associates is one of the leading futures brokerage and clearing firms in the United States, serving more than 75,000 institutional, commercial and individual clients globally, in addition to a network of approximately 300 IBs. RJO services the industry’s most expansive global network of IBs, a vast array of middle market firms and many of the world’s largest financial, industrial and agricultural institutions. The firm offers state-of-the-art electronic trading and 24-hour trade execution on every major futures exchange worldwide. RJO received the FOW International Award for Non-Bank FCM of the Year for five consecutive years, and the firm and its UK affiliate have earned eight honors from the HFM Global publications (now With Intelligence) in recent years.

Press Inquiries: stonex@cognitomedia.com
Investor Relations Inquiries: Kevin.Murphy@stonex.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this release that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in StoneX’s public filings with the Securities and Exchange Commission. Forward-looking statements are based on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements about the benefits of the proposed acquisition of RJO, including expected synergies and future financial and operating results, the plans, objectives, expectations and intentions of StoneX after the acquisition, the expected timing to close the acquisition and the expected use of proceeds of any debt financing. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements.

They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include the risks related to the proposed acquisition and the integration of RJO as well as the risks and other factors described in StoneX’s periodic reports filed with the Securities and Exchange Commission. In providing forward-looking statements, StoneX is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If StoneX updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.